EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in this Registration Statement of Heilig-Meyers Company on Form S-8 of our report dated March 24, 1999, except for Note 17 as to which the date is June 1, 1999, appearing in the Annual Report on Form 10-K of Heilig-Meyers Company and subsidiaries for the year ended February 28, 1999.

DELOITTE & TOUCHE LLP